CUSIP No. 913378105
1.	Names of Reporting Persons.
	I.R.S Identification Nos. of above persons (entities only)

Ann S. Gorman Revocable Trust

Check the Appropriate Box if a Member of a Group (See Instructions)
(a)N/A
(b)N/A
________________________________________________

3.	SEC USE ONLY

4.	Source of Funds (See Instructions) PF

5.	Check if Disclosure of Legal Proceedings Is
	Required Pursuant to Items 2(d) or 2(c)

6.	Citizenship or Place of Origin
	is Missouri United States



Number of       7.    Sole Voting Power 589,900*
Shares Bene-	8.    Shared Voting Power 0
Officially 	9.    Sole Dispositive Power 589,900*
Owned by each   10.   Shared Dispositive Power 0
Reporting
Person

11	Aggregate amount Beneficially Owned by Each Reporting Person 589,900*
12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares
	(See Instructions)
13.	Percent of Class Represented by Amount in Row (11) 7.1**

14.	Type of Reporting Person (See Instructions)
	IN


* - Consists of 509,900 shares of Common Stock And 80,000 Warrants with a strike of $2.25

** - If Warrants exercised into Common Stock